NEWS
TEAM, INC.	For immediate release
P. O. Box 123	Contact: Ted W. Owen
Alvin, Texas 77512	(281) 331-6154

TEAM, INC. REPORTS 4th QUARTER FY2010 RESULTS; PROVIDES FY2011 GUIDANCE; ANNOUNCES STOCK REPURCHASE PLAN

ALVIN, TX, August 3, 2010—- Team, Inc. (NASDAQ: TISI) today announced increased revenues and profits for the fourth quarter ended May 31, 2010.  Revenues for the fourth quarter ended May 31, 2010 were $125.5 million, an increase of $4.3 million, or 4%, from the same quarter of fiscal year 2009.  Operating income in the fourth quarter of fiscal year 2010, adjusted for non-routine charges, was $10.7 million, an increase of $1.0 million or 10%, from the same quarter of fiscal year 2009.  Adjusted net income and diluted earnings per share for the fourth quarter were $6.1 million or $0.31 per share.

Full fiscal year 2010 revenues of $453.9 million resulted in adjusted net income and adjusted diluted earnings per share of $15.6 million or $0.80 per diluted share.  This compares to fiscal year 2009 revenues of $497.6 million, net income of $22.9 million and diluted earnings per share of $1.16.  Fiscal year 2009 benefitted from the best first half financial results in Team history, as the effects of the recession did not begin to affect Team until the third quarter of fiscal 2009.

Adjusted results for fiscal year 2010 exclude charges related to three non-routine matters: (1) costs related to the previously disclosed FCPA investigation ($3.2 million); (2) non-cash foreign currency losses related to the previously disclosed Venezuelan currency devaluation ($1.7 million); and (3) non-routine severance charges incurred during the fourth quarter ($0.7 million).  The severance costs, related to initiatives designed to reduce operating costs and improve efficiency, will result in the elimination of approximately $6 million of indirect and SG&A costs to be realized in fiscal year 2011. GAAP fully diluted earnings per share, fully reflecting all of these non-routine charges, were $0.29 for the fourth quarter and $0.63 for the full fiscal year.

With strong operating cash flows during the year, Team reduced its total net debt (total debt less cash) by $33 million during the fiscal year.  At May 31, 2010, Team’s net debt was $36 million and unused borrowing capacity was $78 million.

Business Outlook/Guidance for Fiscal Year 2011

Team expects its revenues for the coming full fiscal year (the fiscal year ending May 31, 2011) to be in the range of $470 million to $500 million.  For the same time period, net income is expected to be in a range of $1.00 to $1.15 per fully diluted share.  The revenue projections reflect the Company’s view that the economic environment will remain challenging with only modest market demand recovery.  The earnings expectations reflect the benefit of the expected revenue growth plus the full year impact of cost reduction actions taken by Team.  Consistent with its past practice, Team does not provide specific guidance for individual quarters, but will confirm or update annual guidance at least quarterly.

“We are poised to continue with and build upon the business growth and momentum that began in the second half of our last fiscal year.  While we expect only modest improvement in market conditions in the near term, we have taken, and are taking, the steps necessary to be successful in this environment,” said Phil Hawk, Team’s CEO and Chairman

Authorization for Stock Repurchase Plan

Team’s Board of Directors has authorized management to repurchase, in open market transactions, up to $15 million of Team common stock effective immediately. Based upon the current market share price, the stock repurchase plan represents approximately 5% of Team’s issued and outstanding shares.

FCPA Investigation Update

As previously reported, Team’s Audit Committee completed its independent investigation regarding possible violations of the Foreign Corrupt Practices Act (“FCPA”) in its TMS Trinidad branch.  The results of the FCPA investigation were communicated to the SEC and Department of Justice in May 2010 and the Company is awaiting their response. The results of the independent investigation support management’s belief that any possible violations of the FCPA were limited in size and scope. The total professional costs associated with the investigation were approximately $3.2 million.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, August 4, 2010 at 8:00 a.m. Central Time (9:00 a.m. Eastern).  The call will be broadcast over the Web and can be accessed on Team’s Website, www.teamindustrialservices.com.  Individuals wishing to participate in the conference call by phone may call 877-826-1586 and use conference code 27560905 when prompted.

About Team, Inc.

Headquartered in Alvin, Texas, Team Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries.  Team offers these services in over 100 locations throughout the world.  Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2009 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC.
COMPARATIVE STATEMENTS OF INCOME
(in thousands)

	GAAP			Adjusted
	4th Quarter			4th Quarter	4th Quarter	Incremental
	2010	Adjustments		2010	2009	$$$	%

Revenues	$125,528			$125,528	$121,203	$4,325	3.6%
Operating expenses	86,924			86,924	83,292	(3,632)	-4.4%
Gross margin	38,604			38,604	37,911	693	1.8%

SG&A expenses	28,660	(662	)a	27,998	28,328	330	1.2%
Investigation costs	315	(315	)b
Total SG&A	28,975	(977)		27,998	28,328	330	1.2%

Earnings from unconsolidated affiliates	115			115	139	(24)	-17.3%

Operating income	9,744	977		10,721	9,722	999	10.3%

Interest expense	567			567	875	308	35.2%
Other (income) expense	(467)	313	c	(154)	31	185	596.8%
Earnings before income taxes	9,644	664		10,308	8,816	1,492	16.9%

Provision for income taxes	3,908	289		4,197	3,260	(937)	-28.7%

Net income	$5,736	$375		$6,111	$5,556	$555	10.0%

Earnings per common share:
Basic	$0.30			$0.32	$0.29
Diluted	$0.29			$0.31	$0.29

Weighted average number of shares:
Basic	18,974			18,974	18,837
Diluted	19,587			19,587	19,280

	GAAP			Adjusted
	Fiscal Year			Fiscal Year	Fiscal Year	Incremental
	2010	Adjustments		2010	2009	$$$	%

Revenues	$453,869			$453,869	$497,559	$(43,690)	-8.8%
Operating expenses	317,864			317,864	340,500	22,636	6.6%
Gross margin	136,005			136,005	157,059	(21,054)	-13.4%

SG&A expenses	108,710	(662	)a	108,048	116,761	8,713	7.5%
Investigation costs	3,153	(3,153	)b
Total SG&A	111,863	(3,815)		108,048	116,761	8,713	7.5%

Earnings from unconsolidated affiliates	635			635	973	(338)	-34.7%

Operating income	24,777	3,815		28,592	41,271	(12,679)	-30.7%

Interest expense	2,764			2,764	4,923	2,159	43.9%
Other (income) expense	1,580	(1,734	)c	(154)	(51)	103	-202.0%
Earnings before income taxes	20,433	5,549		25,982	36,399	(10,417)	-28.6%

Provision for income taxes	8,158	2,214		10,372	13,488	3,116	23.1%

Net income	$12,275	$3,335		$15,610	$22,911	$(7,301)	-31.9%

Earnings per common share:
Basic	$0.65			$0.82	$1.22
Diluted	$0.63			$0.80	$1.16

Weighted average number of shares:
Basic	18,923			18,923	18,793
Diluted	19,510			19,510	19,725

a. Severance charges for 4th quarter staff reductions
b. Professional fees relating to FCPA investigation
c. Venezuelan foreign currency losses (gains)

TEAM, INC.
DIVISIONAL DETAILS
(in thousands)

	Three Months Ended				Twelve Months Ended
	May 31,				May 31,
	2010		2009		2010		2009

		% of Rev		% of Rev		% of Rev		% of Rev
Revenues comprised of:
TCM Division	$70,579	56.2%	$72,895	60.1%	$259,227	57.1%	$270,420	54.3%
TMS Division	54,949	43.8%	48,308	39.9%	194,642	42.9%	227,139	45.7%
	$125,528	100.0%	$121,203	100.0%	$453,869	100.0%	$497,559	100.0%

Gross margin comprised of:
TCM Division	$21,325	30.2%	$23,512	32.3%	$76,322	29.4%	$81,654	30.2%
TMS Division	17,279	31.4%	14,399	29.8%	59,683	30.7%	75,405	33.2%
	$38,604	30.8%	$37,911	31.3%	$136,005	30.0%	$157,059	31.6%

SG&A expenses:
Field operations	$23,005	18.3%	$23,501	19.4%	$89,073	19.6%	$96,571	19.4%
Corporate costs	4,993	4.0%	4,827	4.0%	18,975	4.2%	20,190	4.1%
Severance charges	662	0.5%		0.0%	662	0.1%		0.0%
Non-recurring investigation costs	315	0.3%		0.0%	3,153	0.7%	-	0.0%
Total SG&A	28,975	23.1%	28,328	23.4%	111,863	24.6%	116,761	23.5%
Earnings from unconsolidated affiliates	115		139		635		973
Operating income	$9,744		$9,722		$24,777		$41,271

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
May 31, 2010 and 2009
(in thousands)

	May 31,	May 31,
	2010	2009
	(unaudited)

Current assets	$150,345	$156,637

Property, plant and equipment, net	55,229	59,582

Other non-current assets	59,415	59,702

Total assets	$264,989	$275,921

Current liabilities	$43,002	$46,792

Long term debt net of current maturities	47,848	76,689

Other non-current liabilities	8,947	5,939

Stockholders' equity	165,192	146,501

Total liabilities and stockholders' equity	$264,989	$275,921